Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Bitcoin Depot, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 457	(o)	(1)	(1)	$25,000,000	0.00015310	3,827.50
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457	(o)	(1)	(1)	(2)	(1)	(1)
	Equity	Warrants	Rule 457	(o)	(1)	(1)	(2)	(1)	(1)
	Other	Units	Rule 457	(o)	(1)	(1)	(2)	(1)	(1)
Unallocated (Universal Shelf)			Rule 457	(o)	(1)	(1)	(2)	(1)	(1)
Fees previously Paid					(1)	(1)	(2)	(1)	(1)
	Total Offering Amounts						25,000,000	0.00015310	3,827.50
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$3,827.50

(1)

There are being registered hereunder such indeterminate number or amount of common stock, preferred stock, warrants and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Bitcoin Depot Inc. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $25,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $25,000,000.